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                                                                      EXHIBIT 21

                       BANK ONE CORPORATION Subsidiaries


          As of December 31, 1998, the Corporation had the subsidiaries listed below, all of which were wholly-owned except for directors' qualifying shares or as otherwise indicated. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.

                                                                Jurisdiction of
Names of Subsidiaries                                            Organization
---------------------                                           ---------------
Affiliated Banks Building Co.                                   Colorado
Affiliated Bankshares Insurance Agency, Inc.                    Colorado
American Fletcher Realty Corporation                            Indiana
American Insurance Agency, Inc.                                 Arizona
American National Bank and Trust Company of Chicago             United States
     American National Corporation                              Delaware
     American National Exchange Corporation                     Illinois
     Midwest Audit Services, Inc.                               Illinois
ANB Mezzanine Corporation                                       Delaware
Banc One ABS Corporation                                        Ohio
Banc One Arizona Investment Corporation                         Arizona
Banc One Building Management Corporation                        Wisconsin
Banc One Capital Holdings Corporation                           Ohio
     Banc One Capital Funding Corporation                       Ohio
     Banc One Capital Markets, Inc.                             Ohio
     Banc One Capital Services Corporation                      Ohio
     Banc One Management and Consulting Corporation             Ohio
     Banc One Securities Corporation                            Ohio
     BOCP Holdings Corporation                                  Ohio
Banc One Community Development Corporation                      Ohio
     Banc One Community Development/Wisconsin Corporation       Ohio
Banc One Insurance Company                                      Ohio
Banc One Kentucky Insurance Company                             Kentucky
Banc One Life Insurance Company                                 Arizona
Banc One Management Corporation                                 Ohio
Banc One Mortgage Corporation                                   Delaware
Banc One Realty Columbus Corporation                            Ohio
Banc One Student Loan Funding Corporation                       Ohio
BOI Leasing Corporation                                         Indiana

                                                                Jurisdiction of
Names of Subsidiaries                                            Organization
---------------------                                           ---------------
Banc One, Arizona, National Association                         United States
     Arizona Trust Deed Corporation                             Arizona
     AZ IHC, Inc.                                               Nevada
     AZ REIT, Inc.                                              Nevada
     Banc One Arizona Leasing Corporation                       Arizona
     Banc One Operations Services Corporation                   Arizona
     BOAZ IHC, Inc.                                             Nevada
     Valley Bank Building, Inc.                                 Arizona
     Valley National Financial Services Company                 Arizona
     Valley National Investors, Inc.                            Arizona
     Washington Street Foods, Inc.                              Arizona
Bank One, Colorado, National Association                        United States
     Banc One Boulder Leasing Services Corporation              Colorado
     Banc One Colorado Springs Leasing Services Corporation     Colorado
     Banc One Denver Leasing Services Corporation               Colorado
     BOCOL IHC, inc.                                            Nevada
Bank One, Illinois, National Association                        United States
     BOILL IHC, Inc.                                            Nevada
     First Rockford Community Development Corporation           Illinois
Bank One, Indiana, National Association                         United States
     BIL International Holdings, Inc.                           Indiana
     BOIND IHC, Inc.                                            Nevada
     Banc One Equipment Finance, Inc.                           Indiana
     Banc One Indianapolis Auto Lease, Inc.                     Indiana
     Indiana LLC 1 (99%; 1% owned by the Corporation)           Indiana
Bank One, Kentucky, National Association                        United States
     Banc One Kentucky Leasing Company                          Kentucky
     Banc One Vehicle Leasing Company                           Kentucky
     First B.C. Realty Corporation                              Indiana
     Liberty Payment Services, Inc.                             Kentucky
     Liberty Properties Incorporated                            Kentucky
Bank One, Louisiana, National Association                       United States
     Banc One Louisiana Leasing Corporation                     Louisiana
     Bank One Equity Investors, Inc.                            Louisiana
     Louisiana Credit Life Agency, Inc.                         Louisiana
     Louisiana Credit Life Insurance Co., Inc.                  Arizona
     Premier Investment Advisors, L.L.C.
      (99.99%; 0.01% owned by Premier LLC, Inc.)                Louisiana
     Premier LLC, Inc.                                          Louisiana

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

                                                          Jurisdiction of
Names of Subsidiaries                                     Organization
---------------------                                     ------------

Bank One, National Association                            United States
     Banc One Acceptance Corporation                      Ohio
     Banc One Compensation Services Corporation           Ohio
     Banc One Interactive Delivery Corporation            Ohio
     Banc One Investment Advisors Corporation             Ohio
     Banc One POS Services Corporation                    Ohio
     Banc One Services Corporation                        Ohio
     Banc One Vehicle Finance Corporation                 Ohio
     Ohio IHC, Inc.                                       Nevada
Bank One Oklahoma, National Association                   United States
     Liberty Property Management Company                  Oklahoma
Banc One Texas Corporation                                Ohio
     Bank One Texas, National Association                 United States
          Banc One International Corporation              United States
          Banc One Leasing Corporation                    Ohio
          Banc One Texas Leasing Corporation              Texas
          GP Holder, Inc.                                 Texas
          Team Life Insurance Company                     Texas
          Texas Asset Acquisition Corp.                   Nevada
          Texas Investment Holding Corporation            Nevada
Bank One Trust Company, National Association              United States
     WITrust Investment Holding Company                   Nevada
Bank One, Utah, National Association                      United States
Bank One, West Virginia, National Association             United States
     Charleston National Plaza Company                    West Virginia
     WV IHC, Inc.                                         Nevada
Bank One, Wheeling-Steubenville, National Association     United States
     Banc One Loan Services Corporation                   Pennsylvania
Bank One, Wisconsin                                       Wisconsin
     Banc One Insurance Services Corporation              Wisconsin
     Banc One Wisconsin Bankcard Corporation              Wisconsin
     Banc One Wisconsin Investment Services Corporation   Wisconsin
     Banc One Wisconsin Leasing Corporation               Wisconsin
     Milwaukee Investment Holding Company                 Nevada
     WI IHC, Inc.                                         Nevada


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

                                                              Jurisdiction of
Names of Subsidiaries                                         Organization
---------------------                                         ------------

FCC National Bank                                             United States
FCTC General, Inc.                                            Delaware
Finance One Corporation                                       Ohio
     Banc One Financial Services, Inc.                        Indiana
          Banc One Consumer Discount Company, a
           non-banking affiliate of BANC ONE CORPORATION      Indiana
          Banc One Financial Services of Minnesota, Inc.      Minnesota
          Banc One Financial Services of New York, Inc.       New York
          Banc One Financial Services of Tennessee, Inc.      Tennessee
          Banc One Financial Services of West Virginia, Inc.  West Virginia
First Card Services, Inc.                                     Delaware
First Chicago Financial Corporation                           Delaware
     First Chicago Capital Corporation                        Delaware
     First Chicago Capital Markets, Inc.                      Delaware
     First Chicago Equity Corporation                         Illinois
     First Chicago Hedging Services Corporation               Delaware
     First Chicago Investment Corporation                     Delaware
     First Chicago Leasing Corporation                        Delaware
First Chicago Realty Services Corporation                     Delaware
     First Chicago Properties, Inc.                           Delaware
First Chicago NBD Insurance Company                           Arizona
First Chicago NBD Real Estate Services, Inc.                  Indiana
The First National Bank of Chicago                            United States
     FCNBD Mortgage Investments, Inc. (99.98%)                Delaware
     FCNBD Technology Holdings, Inc.                          Delaware
     First Chicago Building Corporation                       Illinois
     First Chicago Currency Advisors, Inc.                    Illinois
     First Chicago Delaware Inc.                              Delaware
     First Chicago Futures, Inc.                              Delaware
     First Chicago Insurance Services, Inc.                   Illinois
     First Chicago International                              United States
     First Chicago International Finance Corporation          United States
     First Chicago Municipal Products, Inc.                   Delaware
     First Chicago National Processing Corporation            Delaware
     First Chicago NBD Bank, Canada                           Canada
     First Chicago NBD Investment Management Company          Delaware
     First Chicago NBD Investment Services, Inc.              Delaware
     First Chicago NBD Online, Inc.                           Delaware
     First Chicago Neighborhood Development Corporation       Delaware
     First National Bank of Chicago Foundation                Illinois
     FNBC Leasing Corporation                                 Delaware
     FNBC Properties Inc.                                     Delaware
     Roney & Co.                                              Delaware
     Rosley Corporation                                       Texas

                                                          Jurisdiction of
Names of Subsidiaries                                     Organization
---------------------                                     ------------

First USA Financial, Inc.                                 Delaware
     First USA Bank, N.A.                                 United States
     First USA Capital Corporation                        Delaware
     First USA Capital Markets, Inc.                      Michigan
     First USA Thrift Services, Inc.                      Delaware
     First USA Management Inc,                            Delaware
     Paymentech, Inc. (55%)                               Delaware
FNW Capital, Inc.                                         Illinois
Liberty Real Estate Company                               Oklahoma
Liberty Trust Company                                     Oklahoma
Mid-America Credit Life Assurance Company                 Oklahoma
Mid-America Insurance Agency, Inc.                        Oklahoma
National Bank of Detroit -- Dearborn                      United States
NBD Bank (Detroit, Michigan)                              Michigan
     First Chicago NBD Mortgage Company                   Delaware
     NBD Equipment Finance, Inc.                          Delaware
     NBD Insurance Services, Inc.                         Michigan
NBD Bank (Elkhart, Indiana)                               Indiana
NBD Bank, National Association (Indianapolis, Indiana)    United States
     NBD Leasing, Inc.                                    Indiana
     NBD Indiana Properties, Inc.                         Indiana
NBD Bank (Venice, Florida)                                Florida
NBD Community Development Corporation                     Michigan
NBD Equity Corp.                                          Michigan
NBD Insurance Agency, Inc.                                Michigan
NBD Neighborhood Revitalization Corporation               Indiana
NBD Service Corp.                                         Delaware
NBD Transportation Company                                Michigan
Sterling Assurance Company                                Ohio

     The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.


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